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                                                                    Exhibit 99.1

Contacts: Lisa Dabbon                        Derek Beckwith
          FairMarket, Inc.                   Sterling Hager, Inc.
          lisa.dabbon@fairmarket.com         dbeckwith@sterlinghager.com
          781-376-5812                       617-926-6665, ext. 218

FOR IMMEDIATE RELEASE


                   FAIRMARKET(SM) ANNOUNCES RESIGNATION OF CEO

          -- JANET SMITH, FAIRMARKET'S CFO, NAMED INTERIM PRESIDENT --

WOBURN, MASS., MAY 14, 2001 - FairMarket, Inc. (Nasdaq: FAIM), a leading provider of e-business selling and marketing solutions incorporating dynamic pricing, today announced that CEO and President Eileen Rudden has resigned from the company and its board, effective immediately.

Rudden joined the company in September 2000. During her tenure, Rudden focused the company on applying its technology to the areas of retail discount and clearance and business to business surplus. "We are thankful for Eileen's contribution to the company over the past eight months, including obtaining top-notch customers and reducing cash burn rate," said Scott Randall, FairMarket's founder and chairman.

"I am delighted to have made substantial contributions to the company during my tenure, and set the company on a path toward profitability, but believe at its current scale, the company does not require my skill set and therefore I plan to move on," said Rudden.

In addition, the company announced today the resignation of Board member, Richard Pallan.

Separately, the company announced today a reduction in force and a continued commitment to obtaining operating cash flow breakeven by Q1 2002. The company ended the past quarter with a strong cash balance of approximately $71 million and a blue-chip customer list.

FairMarket's board of directors has named Janet Smith, FairMarket's CFO, as interim President and will initiate a search for a new CEO.


                                     # # # #

ABOUT FAIRMARKET, INC.

FairMarket develops and delivers e-business selling and marketing solutions for retailers, distributors and manufacturers. A recognized leader in dynamic pricing technology, FairMarket provides hosted and scalable solutions to help enable companies to maximize price yield and promote their brands. Major corporations including JC Penney, Dell Computer Corporation, CompUSA, New Line Cinema, Virgin.Net and MSN rely on FairMarket's discount, clearance and promotional technologies and services. Headquartered in Woburn, Mass., FairMarket has offices in the U.K. and Germany. The company can be reached at 800-531-7871 or on the Web at www.fairmarket.com.

                                      # # #

FairMarket and the FairMarket logo are service marks of FairMarket, Inc. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.


This press release contains information about future expectations, plans and prospects of FairMarket, Inc. that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a


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result of various important factors including but not limited to market acceptance of FairMarket's online auction and other e-commerce services; growth of the market for dynamic e-commerce services; the competitive nature of the online markets in which FairMarket operates; FairMarket's ability to generate significant revenue to reach profitability; FairMarket's ability to attract and retain qualified personnel; FairMarket's ability to retain existing customers and to obtain new customers; the operation and capacity of FairMarket's network system infrastructure; FairMarket's ability to expand into new geographic markets and the currency, regulatory and other risks associated with expansion into international markets; FairMarket's limited operating history; and the other risks and uncertainties discussed under the heading "Factors that May Affect Results of Operations and Financial Condition" in FairMarket's Annual Report on Form 10-K for the year ended December 31, 2000 and other reports filed by FairMarket from time to time with the Securities and Exchange Commission. FairMarket assumes no obligation to update any of the information included in this press release.